Exhibit 4.1


                          THIRD SUPPLEMENTAL INDENTURE

     THIRD SUPPLEMENTAL INDENTURE (this "Third Senior Notes Supplemental Indenture"), dated as of December 6, 2005, among R.H. Donnelley Inc., a Delaware corporation ("Donnelley"), the Guarantors signatory hereto (the "Guarantors") and The Bank of New York, as trustee under the Indenture referred to below (the "Trustee").

                              W I T N E S S E T H :
                              - - - - - - - - - -

     WHEREAS, Donnelley, the guarantors party thereto and the Trustee have entered into a Supplemental Indenture, dated as of January 3, 2003 (the "First Senior Notes Supplemental Indenture"), and a Second Supplemental Indenture, dated as of September 1, 2004 (the "Second Senior Notes Supplemental Indenture"), relating to the Indenture, dated as of December 3, 2002 (as heretofore amended and supplemented, the "Senior Notes Indenture"), which provided for the issuance of the 8-7/8% Senior Notes due 2010 (the "Securities");

     WHEREAS, Donnelley desires and has requested the Trustee to join with Donnelley and the Guarantors in the execution and delivery of this Third Senior Notes Supplemental Indenture for the purpose of amending the Senior Notes Indenture in order to eliminate certain covenants and Events of Default;

     WHEREAS, Section 8.02 of the Senior Notes Indenture provides that a supplemental indenture may be entered into by Donnelley, the Guarantors and the Trustee to change certain provisions of the Senior Notes Indenture or modify certain rights of the Holders with the consent of registered Holders at least a majority in aggregate principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange offer for Notes) and with the authorization by a resolution of the Board of Directors of Donnelley;

     WHEREAS, pursuant to a solicitation by Donnelley, consents to the amendments to the Senior Notes Indenture, which will eliminate certain covenants and Events of Default pursuant to this Third Senior Notes Supplemental Indenture, of Holders of at least a majority in aggregate principal amount of the Securities then outstanding have been received;

     WHEREAS, the execution of this Third Senior Notes Supplemental Indenture has been duly approved and authorized by the Board of Directors of Donnelley and the Guarantors and all other necessary corporate action on the part of Donnelley and the Guarantors; and

     WHEREAS, Donnelley has furnished, or caused to be furnished, to the Trustee, and the Trustee has received, an Officers' Certificate and Opinion of Counsel stating, among other things, that this Third Senior Notes Supplemental Indenture is authorized or permitted by the Senior Notes Indenture.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, Donnelley, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

                                    ARTICLE 1

                                    Agreement
                                    ---------

         Section 1.1 Definitions. Capitalized terms used but not otherwise defined in this Third Senior Notes Supplemental Indenture have the meanings ascribed thereto in the Senior Notes Indenture.

         Section 1.2 Amendments to the Senior Notes Indenture.

         (a) SECTION 4.03 of ARTICLE FOUR of the Senior Notes Indenture is amended by deleting the section in its entirety, together with any references thereto in the Senior Notes Indenture, and replacing it with the following:
"Intentionally omitted."

         (b) SECTION 4.04 of ARTICLE FOUR of the Senior Notes Indenture is amended by deleting the section in its entirety, together with any references thereto in the Senior Notes Indenture, and replacing it with the following:
"Intentionally omitted."


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         (c) SECTION 4.06 of ARTICLE FOUR of the Senior Notes Indenture is
amended by deleting the section in its entirety, together with any references thereto in the Senior Notes Indenture, and replacing it with the following:
"Intentionally omitted."

         (d) SECTION 4.07 of ARTICLE FOUR of the Senior Notes Indenture is amended by deleting the section in its entirety, together with any references thereto in the Senior Notes Indenture, and replacing it with the following:
"Intentionally omitted."

         (e) SECTION 4.08 of ARTICLE FOUR of the Senior Notes Indenture is amended by deleting the section in its entirety, together with any references thereto in the Senior Notes Indenture, and replacing it with the following:
"Intentionally omitted."

         (f) SECTION 4.09 of ARTICLE FOUR of the Senior Notes Indenture is amended by deleting the section in its entirety, together with any references thereto in the Senior Notes Indenture, and replacing it with the following:
"Intentionally omitted."

         (g) SECTION 4.10 of ARTICLE FOUR of the Senior Notes Indenture is amended by deleting the section in its entirety, together with any references thereto in the Senior Notes Indenture, and replacing it with the following:
"Intentionally omitted."

         (h) SECTION 4.11 of ARTICLE FOUR of the Senior Notes Indenture is amended by deleting the section in its entirety, together with any references thereto in the Senior Notes Indenture, and replacing it with the following:
"Intentionally omitted."

         (i) SECTION 4.12 of ARTICLE FOUR of the Senior Notes Indenture is amended by deleting the section in its entirety, together with any references thereto in the Senior Notes Indenture, and replacing it with the following:
"Intentionally omitted."

         (j) SECTION 4.13 of ARTICLE FOUR of the Senior Notes Indenture is amended by deleting the section in its entirety, together with any references thereto in the Senior Notes Indenture, and replacing it with the following:
"Intentionally omitted."

         (k) SECTION 4.14 of ARTICLE FOUR of the Senior Notes Indenture is amended by deleting the section in its entirety, together with any references thereto in the Senior Notes Indenture, and replacing it with the following:
"Intentionally omitted."

         (l) SECTION 4.15 of ARTICLE FOUR of the Senior Notes Indenture is amended by deleting the section in its entirety, together with any references thereto in the Senior Notes Indenture, and replacing it with the following:
"Intentionally omitted."

         (m) SECTION 4.16 of ARTICLE FOUR of the Senior Notes Indenture is amended by deleting the section in its entirety, together with any references thereto in the Senior Notes Indenture, and replacing it with the following:
"Intentionally omitted."

         (n) SECTION 4.17 of ARTICLE FOUR of the Senior Notes Indenture is amended by deleting the section in its entirety, together with any references thereto in the Senior Notes Indenture, and replacing it with the following:
"Intentionally omitted."

         (o) SECTION 4.18 of ARTICLE FOUR of the Senior Notes Indenture is amended by deleting the section in its entirety, together with any references thereto in the Senior Notes Indenture, and replacing it with the following:
"Intentionally omitted."

         (p) SECTION 5.01 of ARTICLE FIVE of the Senior Notes Indenture is amended by deleting the section in its entirety, together with any references thereto in the Senior Notes Indenture, and replacing it with the following:
"Intentionally omitted."

         (q) SECTION 5.02 of ARTICLE FIVE of the Senior Notes Indenture is amended by deleting the section in its entirety, together with any references thereto in the Senior Notes Indenture, and replacing it with the following:
"Intentionally omitted."

         (r) Subsection (3) of SECTION 6.01 of ARTICLE SIX of the Senior Notes Indenture is amended by deleting the subsection in its entirety, together with any references thereto in the Senior Notes Indenture, and replacing it with the following: "Intentionally omitted."

         (s) Subsection (5) of SECTION 6.01 of ARTICLE SIX of the Senior Notes Indenture is amended by deleting the subsection in its entirety, together with any references thereto in the Senior Notes Indenture, and replacing it with the following: "Intentionally omitted."

         (t) Subsection (8) of SECTION 6.01 of ARTICLE SIX of the Senior Notes Indenture is amended by deleting the subsection in its entirety, together with any references thereto in the Senior Notes Indenture, and replacing it with the following: "Intentionally omitted."

         (u) SECTION 9.02 of ARTICLE NINE of the Senior Notes Indenture is amended by deleting the section in its entirety, together with any references thereto in the Senior Notes Indenture, and replacing it with the following:
"Intentionally omitted."

         (v) Any defined terms present in the Senior Notes Indenture, but no longer used as a result of the amendments made by this Third Senior Notes Supplemental Indenture are hereby eliminated. The definition of any defined term used in the Senior Notes Indenture, where such definition is set forth in any of the sections or subsections that are eliminated by this Third Senior Notes Supplemental Indenture and the term it defines is still used in the Senior Notes Indenture after the amendments hereby become effective, shall be deemed to become part of, and defined in, Section 1.01 of the Senior Notes Indenture. Such defined terms are to be in alphanumeric order within Section 1.01 of the Senior Notes Indenture.

                                    ARTICLE 2

                                  Miscellaneous
                                  -------------

         Section 2.1 Effect and Operation of Third Senior Notes Supplemental Indenture. This Third Senior Notes Supplemental Indenture shall be effective and binding immediately upon its execution and thereupon this Third Senior Notes Supplemental Indenture shall form a part of the Senior Notes Indenture for all purposes, and every Security heretofore or hereafter authenticated and delivered under the Senior Notes Indenture shall be bound hereby, but, notwithstanding anything in the Senior Notes Indenture or this Third Senior Notes Supplemental Indenture to the contrary, this Third Senior Notes Supplemental Indenture shall not be operative until Donnelley has accepted for payment all of the Securities validly tendered pursuant to the Offer (as defined in Donnelley's Offer to Purchase and Consent Solicitation Statement, dated November 21, 2005 (the "Statement")). If the Offer is terminated or withdrawn, or the Securities are not accepted for payment for any reason, this Third Senior Notes Supplemental Indenture will not become operative. Except as modified and amended by this Third Senior Notes Supplemental Indenture, all provisions of the Senior Notes Indenture shall remain in full force and effect.

         Section 2.2 Senior Notes Indenture, First Senior Notes Supplemental Indenture and Second Senior Notes Supplemental Indenture Remain in Full Force and Effect. Except as supplemented hereby, all provisions in the Senior Notes Indenture, the First Senior Notes Supplemental Indenture and the Second Senior Notes Supplemental Indenture shall remain in full force and effect.

         Section 2.3 Senior Notes Indenture, First Senior Notes Supplemental Indenture, Second Senior Notes Supplemental Indenture and Third Senior Notes Supplemental Indenture Construed Together. This Third Senior Notes Supplemental Indenture is an indenture supplemental to and in implementation of the Senior Notes Indenture, the First Senior Notes Supplemental Indenture and the Second Senior Notes Supplemental Indenture, and the Senior Notes Indenture, the First Senior Notes Supplemental Indenture, the Second Senior Notes Supplemental Indenture and this Third Senior Notes Supplemental Indenture shall henceforth be read and construed together.

         Section 2.4 Confirmation and Preservation of Senior Notes Indenture. The Senior Notes Indenture, the First Senior Notes Supplemental Indenture and the Second Senior Notes Supplemental Indenture, as supplemented by this Third Senior Notes Supplemental Indenture, are in all respects confirmed and preserved.

         Section 2.5 Conflict with Trust Indenture Act. If any provision of this Third Senior Notes Supplemental Indenture limits, qualifies or conflicts with any provision of the TIA that is required or deemed under the TIA to be part of and govern any provision of this Third Senior Notes Supplemental Indenture, such provision of the TIA shall control. If any provision of this Third Senior Notes Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to the Senior Notes Indenture, the First Senior Notes Supplemental Indenture and the Second Senior Notes Supplemental Indenture as so modified or to be excluded by this Third Senior Notes Supplemental Indenture, as the case may be.

         Section 2.6 Severability. In case any provision in this Third Senior Notes Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 2.7 Benefits of Third Senior Notes Supplemental Indenture. Nothing in this Third Senior Notes Supplemental Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Securities, any benefit of any legal or equitable right, remedy or claim under the Senior Notes Indenture, the First Senior Notes Supplemental Indenture, the Second Senior Notes Supplemental Indenture, this Third Senior Notes Supplemental Indenture or the Securities.

         Section 2.8 Successors. All agreements of Donnelley in this Third Senior Notes Supplemental Indenture shall bind its successors. All agreements of the Trustee in this Third Senior Notes Supplemental Indenture shall bind its successors.

         Section 2.9 Certain Duties and Responsibilities of the Trustee. In entering into this Third Senior Notes Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Senior Notes Indenture, the First Senior Notes Supplemental Indenture, the Second Supplemental Indenture and the Securities relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

         Section 2.10 Governing Law. This Third Senior Notes Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

         Section 2.11 Multiple Originals. The parties may sign any number of copies of this Third Senior Notes Supplemental Indenture, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 2.12 Headings. The Article and Section headings herein are inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

         Section 2.13 The Trustee. The Trustee shall not be responsible in any manner for or in respect of the validity or sufficiency of this Third Senior Notes Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made by Donnelley and the Guarantors.

                            (Signature Page Follows)

     IN WITNESS WHEREOF, the parties hereto have caused this Third Senior Notes Supplemental Indenture to be duly executed as of the date first written above.


                                         R.H. DONNELLEY INC.


                                         By: /s/     Robert J. Bush
                                             -----------------------------------
                                             Name:   Robert J. Bush
                                             Title:  Vice President


                                         R.H. DONNELLEY CORPORATION


                                         By: /s/     Robert J. Bush
                                             -----------------------------------
                                             Name:   Robert J. Bush
                                             Title:  Vice President


                                         GET DIGITAL SMART.COM, INC.


                                         By: /s/     Robert J. Bush
                                             -----------------------------------
                                             Name:   Robert J. Bush
                                             Title:  Vice President


                                         R.H. DONNELLEY APIL, INC.


                                         By: /s/     Robert J. Bush
                                             -----------------------------------
                                             Name:   Robert J. Bush
                                             Title:  Vice President


                                         R.H. DONNELLEY PUBLISHING &
                                         ADVERTISING, INC.


                                         By: /s/     Robert J. Bush
                                             -----------------------------------
                                             Name:   Robert J. Bush
                                             Title:  Vice President


                                         DONTECH HOLDINGS, LLC

                                         By: /s/     Robert J. Bush
                                             -----------------------------------
                                             Name:   Robert J. Bush
                                             Title:  Vice President


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


                                         R.H. DONNELLEY PUBLISHING & ADVERTISING
                                         OF ILLINOIS HOLDINGS, LLC

                                         By: /s/     Robert J. Bush
                                             -----------------------------------
                                             Name:   Robert J. Bush
                                             Title:  Vice President


                                         DONTECH II PARTNERSHIP

                                         By: /s/     Robert J. Bush
                                             -----------------------------------
                                             Name:   Robert J. Bush
                                             Title:  Vice President


                                         R.H. DONNELLEY PUBLISHING & ADVERTISING
                                         OF ILLINOIS PARTNERSHIP

                                         By: R.H. Donnelley Publishing &
                                             Advertising of Illinois Holdings,
                                             LLC, Its Managing Partner



                                         By: /s/     Robert J. Bush
                                             -----------------------------------
                                             Name:   Robert J. Bush
                                             Title:  Vice President


                                         THE BANK OF NEW YORK,
                                         as trustee


                                         By: /s/     Julie Salovitch-Miller
                                             -----------------------------------
                                             Name:   Julie Salovitch-Miller
                                             Title:  Vice President




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